Exhibit 10.40
MEMORIALIZATION AGREEMENT
     This Memorialization Agreement is entered into as of this 12th day of January, 2006, between Ciphergen Biosystems, Inc., a Delaware corporation (the “Company”), and Quest Diagnostics Incorporated (the “Purchaser”) (each a “Party” and together the “Parties”).
RECITALS
     1. The Company and the Purchaser have previously entered into a Stock Purchase Agreement dated as of July 22, 2005 (the “Purchase Agreement”) providing for the sale to the Purchaser of 6,225,000 shares of Common Stock (the “Common Stock”) of the Company and the issuance to the Purchaser of a Warrant (the “Warrant”) to purchase additional 2,200,000 shares of Common Stock (the “Warrant Shares”).
     2. The Company and the Purchaser now wish to clarify their original intent with regard to the terms of the Purchase Agreement and the Warrant.
     NOW, THEREFORE, the Parties agree as follows:
     1. The Warrant may not be exercised for a number of shares that would result in the Purchaser, after the issuance of any Warrant Shares, owning more than 19.9% of the number of shares of the Company’s Common Stock outstanding as of the date of such exercise; provided that Purchaser may, prior to or concurrently with the issuance of any Warrant Shares, sell such number of shares of Common Stock that, after giving effect to the issuance of the Warrant Shares and such sale, Purchaser would not own more than 19.9% of the shares of the Common Stock.
     2. The foregoing shall constitute the agreement of the Parties notwithstanding any language contained in the Purchase Agreement or the Warrant which may be construed to the contrary.
     3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

CIPHERGEN BIOSYSTEMS, INC.

By:	/s/ Gail S. Page
Name:	Gail S. Page
Title:	President & CEO

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Catherine T. Doherty

Name:	Catherine T. Doherty
Title:	VP, Office of the Chairman